EXHIBIT 99.4

Genta Incorporated
Unaudited Condensed Consolidated
Pro Forma Financial Information

The following unaudited condensed consolidated pro forma financial statements have been prepared to give effect to Genta Incorporated’s (“Genta”) acquisition of Salus Therapeutics, Inc. (“Salus”). These pro forma statements are presented for illustrative purposes only.

The pro forma adjustments are based upon available information and assumptions that Genta believes are reasonable. A preliminary allocation of the purchase price for the above transaction has not been completed. A determination of the fair value of the underlying assets acquired and liabilities assumed is in process. It is expected that a significant portion of the allocation will be made to in-process research and development, which will be expensed upon recognition. The unaudited condensed consolidated pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of Genta would actually have been if the acquisition had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of Genta for any future period.

The unaudited condensed consolidated pro forma balance sheet as of June 30, 2003 was prepared by combining the historical cost balance sheet at June 30, 2003 of Genta with the historical cost balance sheet for Salus at June 30, 2003 giving effect to the acquisition as though it was completed on that date.

The unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2002 and for the six month period ended June 30, 2003 were prepared by combining Genta’s statement of operations for the respective periods with Salus’ statement of operations for the similar respective periods, giving effect to the acquisition as though it occurred on the first day of the respective fiscal year.

These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition, or any non-recurring charges or credits resulting from the transaction such as in-process research and development charges.

The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the historical financial statements of (i) Genta included in its Annual Report on Form 10-K for the year ended December 31, 2002 (filed March 31, 2003), and (ii) Salus beginning on page F-51 hereof.

Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2003
(In thousands, except per share data)

	June 30, 2003
	Genta	Salus		Adjustments		Pro Forma
	(a)	(b)
ASSETS

Current assets
Cash and cash equivalents	$38,915	$92		$-		$39,007
Short-term investments	58,274	-		-		58,274
Accounts receivable	19,585	1		-		19,586
Notes receivable	275	-		-		275
Prepaid expenses and other current assets	2,123	-		-		2,123
Unallocated purchase price	-	-		12,985	(c)	12,985

Total current assets	119,172	93		12,985		132,250

Property and equipment, net	3,565	197		-		3,762
Intangible assets, net	1,151		-	-		1,151
Notes receivable	1,465		-	-		1,465
Deposits and other assets	1,716	6				1,722

Total assets	$127,069	$296		$12,985		$140,350

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$5,093	$58		$-		$5,151
Subordinated notes payable	-	375		-		375
Accrued expenses	7,372	80		-		7,452
Deferred revenues, current portion	5,237	-		-		5,237
Other current liabilities	212	4		-		216

Total current liabilities	17,914	517		-		18,431

Deferred revenues	38,736	-		-		38,736

Line of credit	25,000	-		-		25,000
Convertible debt	10,000	-		-		10,000

Total liabilities	91,650	517		-		92,167

Commitments and contingencies

Series A convertible preferred stock, $.001 par
value; 600 shares authorized, 261 shares
issued and outstanding (aggregate
liquidation preference of $13,025)	-	-			-	-

Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2003
(In thousands, except per share data)

	June 30, 2003
	Genta	Salus	Adjustments		Pro Forma

Series A redeemable convertible preferred stock, $.005 par value; 2,000 shares authorized, issued and outstanding (aggregate liquidation preference of $1,000)	-	1,000	(1,000)	(d)	-
Series B redeemable convertible preferred stock, $.005 par value; 6,775 shares authorized, 5,049 issued and outstanding (aggregate liquidation preference of $5,049)	-	2,402	(2,402)	(d)	-

STOCKHOLDERS’ EQUITY

Common stock, $.001 par value; 120,000 shares authorized, 74,853 shares issued and 74,409 shares outstanding	75	-	1	(c)	76
Common stock, $.005 par value, 17,000 shares authorized, 5,000 shares issued and outstanding	-	25	(25)	(d)	-
Deferred compensation	(409)	-	-		(409)
Additional paid-in capital	324,792	73	12,690		337,555
Accumulated deficit	(286,211)	(3,721)	3,721	(d)	(286,211)
Accumulated other comprehensive income	(19)	-	-		(19)

Less cost of treasury stock: 393 shares	(2,809)	-	-		(2,809)

	35,419	(3,623)	16,387		48,183

Total liabilities and stockholders’ equity	$127,069	$296	$12,985		$140,350

Unaudited Condensed Consolidated Pro Forma Statement of Operations
Six Months Ended June 30, 2003
(Dollars in thousands, except per share data)

	Six Months Ended June 30, 2003
	Genta	Salus	Adjustments	Pro Forma
	(e)	(f)
Revenues:
License and royalties fees	$542	$-	$-	$542
Development funding	2,087	174	-	2,261

Total revenues	2,629	174	-	2,803

Cost and expenses:
Research and development	4,978	511	-	5,489
General and administrative	10,911	348	-	11,259
Equity related compensation	288	-	-	288

Total operating expenses	16,177	859	-	17,036

Loss from operations	(13,548)	(685)	-	(14,233)
Other income, principally net interest income	527	(4)	-	523

Net loss	$(13,021)	$(689)	$-	$(13,710)

Net loss per common share	$(0.18)			$(0.18)

Shares used in computing net loss per common share	74,338			75,338

See notes to unaudited condensed consolidated pro forma financial statements

Unaudited Condensed Consolidated Pro Forma Statement of Operations
Year Ended December 31, 2002
(Dollars in thousands, except per share data)

	Year Ended December 31, 2002
	Genta	Salus	Adjustments	Pro Forma
Revenues:	(e)	(f)

License and royalties fees	$61	$-	$-	$61
Development funding	3,498	386	-	3,884

Total revenues	3,559	386	-	3,945
Cost and expenses:

Research and development	58,899	854	-	59,753
General and administrative	19,347	675	-	20,022
Equity related compensation	1,016	-	-	1,016

Total operating expenses	79,262	1,529	-	80,791

Loss from operations	(75,703)	(1,143)	-	(76,846)
Equity in net income of joint venture	33	-	-	33

Other income, principally net interest income	1,326	(50)	-	1,276
Income taxes	(184)	-	-	(184)

Net loss	$(74,528)	$(1,193)	$-	$(75,721)

Net loss per common share	$(1.05)			$(1.06)

Shares used in computing net loss per common
share	70,656			71,656

See notes to unaudited condensed consolidated pro forma financial statements

Genta Incorporated
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

1.	Basis of Pro Forma Presentation

On August 21, 2003 (the “Closing Date”), Genta Incorporated (“Genta”) acquired Salus Therapeutics, Inc. (“Salus”) pursuant to a merger agreement between Salus and Genta (the “Acquisition”).

As of the Closing Date, Genta issued approximately 1 million shares of its common stock with a fair value of approximately $13 million to Salus stockholders in exchange for all of the outstanding shares of Salus common stock, including those issued pursuant to the conversion of Salus’ preferred stock. Approximately thirty-five percent of the initial payment is held in escrow and will be released on the first anniversary of the Acquisition, assuming no events of default occur as described in the merger agreement. Contingent upon the achievement of certain preclinical and clinical milestones, an additional $17.0 million dollars may be paid on stock or cash at Genta’s option.

The effects of the Acquisition have been presented using the purchase method of accounting, in accordance with accounting principles generally accepted in the United States of America. A preliminary allocation of the purchase price for the above transaction has not been completed. A determination of the fair value of the underlying assets acquired and liabilities assumed is in process. It is expected that a significant portion of the allocation will be made to in-process research and development, which will be expensed upon recognition.

2.	Balance Sheet Adjustments

(a)	Represents the historical balance sheet of Genta.

(b)	Represents the historical balance sheet of Salus.

(c)	To reflect the issuance by Genta of approximately 1 million shares of its common stock with a fair value of approximately $13.0 million to Salus stockholders.

(d)	To reflect the write-off of Salus common and preferred stock as they were exchanged for shares of Genta common stock at the time of acquisition. To reflect the write-off of Salus’ accumulated deficit.

(e)	Represents the historical results of operations of Genta for the periods presented.

(f)	Represents the pre-acquisition results of operations of Salus for the periods presented.